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Exhibit 99.1

[Carriage Services Logo]	Press Release
	Contacts:	Mel Payne, Chairman & CEO Joe Saporito, CFO Carriage Services, Inc. 713-332-8400
FOR IMMEDIATE RELEASE		Ken Dennard / ksdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

CARRIAGE SERVICES UPDATES FOURTH QUARTER OUTLOOK

        January 10, 2005—HOUSTON—Carriage Services, Inc. (NYSE: CSV) today updated its outlook for the fourth quarter and full year 2004. For the fourth quarter of 2004, management expects revenues to range between $36 million and $38 million, EBITDA to range between $9 million and $10 million, and diluted earnings from continuing operations to range between $0.09 and $0.10 per share. For the full year 2004, management expects revenues to range between $150 million and $152 million, EBITDA to range between $39 million and $40 million and diluted earning per share from continuing operation to range between $0.37 and $0.38. Management expects senior debt to total approximately $110 million at December 31, 2004, representing a decrease of approximately $6 million during the fourth quarter.

        Carriage Services generally provides its estimates of future period results to the public on a quarterly basis. Carriage expects to release full fourth quarter and full year 2004 financial results in late February 2005.

        Carriage Services is the fourth largest publicly traded death care company. As of January 10, 2005, Carriage operated 135 funeral homes and 30 cemeteries in 28 states.

        Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the Company's Annual Report and Form 10-K for the year ended December 31, 2003, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company's Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

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  Exhibit 99.1